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                                                                   Exhibit No. 1


April 4, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

Except for the first sentence, we have read and agree with the comments in Item 4 of Form 8-K of AmeriPath, Inc. dated April 4, 2002. As to the first sentence, we have no basis for agreeing or disagreeing with such statement.

Yours truly,

/s/ Deloitte & Touche LLP
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